Exhibit 4.3

SECOND LIEN SECURITY AGREEMENT

By

SALEM COMMUNICATIONS CORPORATION,

as Issuer

and

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

Dated as of December 1, 2009

TABLE OF CONTENTS

		Page

PREAMBLE		1

RECITALS		1

AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	10
SECTION 1.3.	Resolution of Drafting Ambiguities	11
SECTION 1.4.	Perfection Certificate	11

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.	Grant of Security Interest	11
SECTION 2.2.	Filings	13
SECTION 2.3.	Second Priority Nature of Liens	14

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL

SECTION 3.1.	Delivery of Certificated Securities Collateral	14
SECTION 3.2.	Perfection of Uncertificated Securities Collateral	15
SECTION 3.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	15
SECTION 3.4.	Other Actions	16
SECTION 3.5.	Joinder of Additional Guarantors	20
SECTION 3.6.	Supplements; Further Assurances	20

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Title	21

-i-

-ii-

-iii-

EXHIBIT 3	Form of Copyright Security Agreement
EXHIBIT 4	Form of Patent Security Agreement
EXHIBIT 5	Form of Trademark Security Agreement
EXHIBIT 6	Form of Additional Pari Passu Joinder Agreement
EXHIBIT 7	Form of Joinder Agreement
EXHIBIT 8	Form of Perfection Certificate

-iv-

SECOND LIEN SECURITY AGREEMENT

This SECOND LIEN SECURITY AGREEMENT dated as of December 1, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the “Issuer”), and the Guarantors from to time to time party hereto (the “Guarantors”), as pledgors, assignors and debtors (the Issuer, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent pursuant to the Indenture (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

R E C I T A L S :

A. The Issuer, the Guarantors and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as trustee under the Indenture (the “Trustee”), in connection with the execution and delivery of this Agreement, entered into that certain indenture, dated as of December 1, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”; which term shall also include and refer to any additional issuance of notes under the Indenture), pursuant to which the Issuer is issuing $300,000,000 aggregate principal of 9.625% Senior Secured Second Lien Notes due 2016 (together with the Exchange Notes and any additional notes issued under the Indenture, the “Notes”).

B. From time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents, incur Permitted Additional Pari Passu Obligations (including Additional Notes issued under the Indenture), that the Issuer desires to secure by the Pledged Collateral on a pari passu basis with the Notes.

C. Each Guarantor has, pursuant to the Indenture, among other things, unconditionally guaranteed the Secured Obligations.

D. The Issuer and each Guarantor will receive substantial benefits from the issuance of the Notes and each is, therefore, willing to enter into this Agreement.

E. This Agreement is given by each Pledgor in favor of the Collateral Agent the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations.

F. It is a condition to the issuance of the Notes that each Pledgor execute and deliver the applicable Security Documents, including this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

(a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b) Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.

(c) The following terms shall have the following meanings:

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

“Additional Pari Passu Agent” shall mean the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any Additional Pari Passu Agreement.

“Additional Pari Passu Agreement” shall mean the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations.

“Additional Pari Passu Debt Documents” shall mean any document or instrument executed and delivered with respect to any Permitted Additional Pari Passu Obligations.

“Additional Pari Passu Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“Administrative Agent” shall mean Bank of America, N.A., in its capacity as administrative agent under the Credit Agreement, and its permitted successors and assigns.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Commodity Account.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean, collectively, all Deposit Account Control Agreements, Securities Account Control Agreements and the Commodity Account Control Agreements.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Credit Agreement” shall mean that certain credit agreement, dated as of December 1, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time) among the Issuer as borrower under the Credit Agreement, the guarantors party thereto, the agents and lenders party thereto and Bank of America, N.A. as administrative agent.

“Default” or “Event of Default” shall mean a “default” or “event of default” under the Indenture or under any Additional Pari Passu Agreement.

“Deposit Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Property” shall mean

(a) any rights or interest in any lease, contract, license or license agreement covering personal property or Real Property of any Pledgor, so long as under the terms of such lease, contract, license or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein to Collateral Agent is prohibited (or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such lease, contract, license or license agreement has not been or is not otherwise obtained; provided, that, this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or other applicable law or so as to limit, impair or otherwise affect Collateral Agent’s unconditional continuing security interests in and liens upon any rights or interests of the applicable Pledgor in or to monies due or to become due to the applicable Pledgor under any such lease, contract, license or license agreement (including any receivables);

(b) assets owned by any Pledgor on the date hereof or hereafter acquired and any proceeds thereof that are subject to a Lien securing a purchase money obligation or Capitalized Lease obligation permitted to be incurred pursuant to the provisions of the Indenture to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease obligation) validly prohibits the creation of any other Lien on such assets and proceeds;

(c) any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Pledgor that is subject to a Lien permitted by Section 4.12 of the Indenture not created in anticipation or contemplation of such acquisition to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property;

(d) any Capital Interests of a Foreign Subsidiary to the extent and for so long as the pledge thereof to the Collateral Agent would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code; provided that this clause (d) shall not apply to (A) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 66% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this clause (d);

(e) any intent-to-use trademark application to the extent and for so long as creation by a Pledgor of a security interest therein would result in the loss by such Pledgor of any material rights therein;

(f) subject to the third and fourth paragraphs of Section 2.1, any Capital Interests of any Subsidiary of the Issuer to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Exchange Act, due to the fact that such Subsidiary’s Equity Interests secures the Notes or Note Guarantees, to file separate financial statements with the Securities and Exchange Commission (or any other governmental agency);

(g) any (i) individual parcel of leased Real Property, or (ii) individual parcel of owned Real Property of any Pledgor having an appraised fair market value of less than $2,000,000; and

(h) any Capital Interests (other than any Capital Interests of a wholly owned Subsidiary of the Issuer or any Guarantor) to the extent such grant of a security interest is prohibited by a joint venture, shareholder or similar agreement entered into in connection with the acquisition of such Equity Interests so long as such agreement is entered into for valid business reasons;

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b), (c), (d), (e), (f), (g) or (h) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a), (b), (c), (d), (e), (f), (g) or (h)).

“First Lien Security Agreement” shall mean that certain security agreement dated as of December 1, 2009 among the Issuer as borrower under the Credit Agreement, the guarantors party thereto and the Administrative Agent.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 10 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Intercreditor Agreement” shall mean that certain intercreditor agreement, dated as of December 1, 2009 among the Borrower, Bank of America, N.A., as First-Lien Agent and Control Agent and The Bank of New York Mellon Trust Company, N.A., as Second Lien Collateral Agent, as it may be amended, restated, supplemented or modified from time to time.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Issue Date” shall mean December 1, 2009.

“Loan Party Intercompany Notes” shall mean Intercompany Notes for which the obligor is a Pledgor.

“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material to the business, results of operations, prospects or condition, financial or otherwise, of the Pledgors, taken as a whole.

“Mortgage” has the meaning specified in Section 4.11.

“Mortgage Policy” has the meaning specified in Section 4.11.

“Mortgaged Property” means, collectively, (i) each Real Property listed on Schedule 7(a) of the Perfection Certificate and (ii) each Real Property, if any, encumbered by a Mortgage delivered after the Issue Date pursuant to Section 4.11.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Perfection Certificate” means that certain perfection certificate to be executed and delivered by the Issuer in connection with the execution and delivery of the Credit Agreement and the Indenture, to be dated on or about the Issue Date and substantially identical to the form attached hereto as Exhibit 8.

“Permitted Encumbrances” shall mean such Liens which are incidental to the conduct of the business of such Person or to the ownership of its properties, in each case which were not incurred in the connection with Debt and which do not individually or in the aggregate materially impair the use of any properties in the operation of the business of such Person.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, in each case other than Excluded Property, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedules 9(a) and 9(b) to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organization Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organization Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Secured Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any of (i) the Indenture, the Notes (other than any Additional Notes except to the extent constituting Permitted Additional Pari Passu Obligations) and the Security Documents and (ii) any Additional Pari Passu Agreement and other documentation relating to any other Permitted Additional Pari Passu Obligations; provided that no obligations in respect of Permitted Additional Pari Passu Obligations (other than Additional Notes) shall constitute “Secured Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional

Pari Passu Obligations has executed an Additional Pari Passu Joinder Agreement in the form of Exhibit 6 hereto and has become a party to the Intercreditor Agreement.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee, the Holders, each Additional Pari Passu Agent, each holder of Permitted Additional Pari Passu Obligations that constitute Secured Obligations and the other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents (other than the Intercreditor Agreement).

“Securities Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Securities Account.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2. Interpretation. The rules of interpretation specified in the Indenture (including Section 1.4 thereof) shall be applicable to this Agreement.

SECTION 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

SECTION 1.4. Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)	all Accounts;

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	all Intellectual Property Collateral;

(viii)	the Commercial Tort Claims described on Schedule 12 to the Perfection Certificate;

(ix)	all General Intangibles;

(x)	all Money and all Deposit Accounts;

(xi)	all Supporting Obligations;

(xii)	all books and records relating to the Pledged Collateral;

(xiii)	all rights under or relating to any license or authorization issued by the Federal Communications Commission (“FCC”) (collectively, “FCC Licenses”) and the proceeds thereof, provided that such security interest does not include at any time any FCC License to the extent (but only to the extent) and for so long as that at such time a Secured Party may not validly possess a security interest directly in the FCC License pursuant to applicable federal law, including the Communications Act of 1934, as amended, and the rules, regulations and policies promulgated thereunder, as in effect at such time, but such security interest does include at all times all rights incident and appurtenant to the FCC Licenses and proceeds of the FCC Licenses, and the right to receive all monies, consideration and proceeds derived from or in connection with the sale, assignment, transfer or other disposition of the FCC Licenses; and

(xiv)	to the extent not covered by clauses (i) through (xiii) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiv) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property and (i) the Pledgors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request and (ii) from and after the Issue Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

In addition, notwithstanding anything herein to the contrary, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Pledgor that is a Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Interests or other securities of such Pledgor secure the Notes and/or Permitted Additional Pari Passu Obligations affected thereby, then the Capital Interests and such other securities of such Pledgor will automatically be deemed not to be part of the Pledged Collateral securing the Notes and/or Permitted Additional Pari Passu Obligations affected thereby but only to the extent necessary to not be subject to such requirement, only for so long as required to not be subject to such requirement and only with respect to Secured Obligations affected thereby.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Pledgor’s Capital Interests and other securities to secure the Notes and/or Permitted Additional Pari Passu Obligations in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Pledgor, then the Capital Interests and other securities of such Pledgor will automatically be deemed to be a part of the Pledged Collateral for the relevant Notes and/or Permitted Additional Pari Passu Obligations but only to the extent necessary to not be subject to any such financial statement requirement.

SECTION 2.2. Filings. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

(b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

(c) Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

(d) Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Pledgor agrees to prepare, record and file, at its own expense, financing statements (and continuation statements when applicable)

with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC in connection with this Agreement.

SECTION 2.3. Second Priority Nature of Liens. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement shall be a second priority lien on and security interest in the Pledged Collateral and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver Pledged Collateral and any certificates, instruments or Documents in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Pledged Collateral and such certificates, instruments or Documents in relation thereto to the First Lien Agent (as bailee for the Collateral Agent).

Each Pledgor agrees that, in the event any Pledgor, pursuant to the First Lien Security Agreement, takes any action to grant or perfect a Lien in favor of the First-Lien Agent in any assets (other than assets described in clause (f) of the definition of Excluded Property), such Pledgor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Secured Obligations without request of the Collateral Agent, including with respect to any property and real property in which the First-Lien Agent directs a Pledgor to grant or perfect a Lien or take such other action under the First-Lien Security Agreement. The parties hereto agree that the election to require the Pledgors to provide a perfected, first-priority security interest in any asset of the Pledgors that is not Collateral or is a Non-Collateral Asset (as defined in the Intercreditor Agreement) shall be exercisable only by the First-Lien Agent and that the Collateral Agent shall not have any independent right to so require perfection in such assets, prior to the Discharge of First-Lien Obligations (except in the event, and to the extent, that the First-Lien Agent has actually obtained a perfected, first-priority security interest in any such assets and such security interest has not been released in accordance with the Intercreditor Agreement).

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof, have been delivered to the Administrative Agent for the benefit of the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, and that the Collateral Agent has a perfected second priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within thirty (30) days after receipt thereof by such Pledgor) be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. The requirements in the preceding two sentences shall not apply (i) to the extent that the face value of the Securities Collateral (other than any Subsidiary Equity Interests) does not exceed $1,000,000 in the aggregate for all Pledgors or (ii) to the Loan Party Intercompany Notes. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected second priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities issued by a Subsidiary of the Issuer are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Collateral Agent, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, (A) cause the Organization Documents of each such issuer that is a Subsidiary of the Issuer to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral

Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected second priority security interest subject only to Permitted Collateral Liens.

SECTION 3.4. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Administrative Agent for the benefit of the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. The requirements in the preceding two sentences shall not apply (i) to the extent that the face value of the Instruments and Tangible Chattel Paper does not exceed $1,000,000 in the aggregate for all Pledgors or (ii) to the Loan Party Intercompany Notes. At any time such requirements apply, the applicable Pledgor shall give notice thereof to the Collateral Agent in accordance with Section 13.2 of the Indenture and the Collateral Agent shall not be charged with any knowledge that such requirements are applicable unless such notice has been given. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $1,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within thirty (30) days after receipt thereof) endorse, assign and deliver the same to the Administrative Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b) Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 13 to the Perfection Certificate. The Collateral Agent has a second priority security interest in each such Deposit Account, which security interest will be, upon the execution and delivery of a Deposit Account Control Agreement with respect thereto (which execution and delivery is required to be effected within 180 days from the date hereof to the extent possible after using commercially reasonable efforts) perfected by Control. No Pledgor shall hereafter establish and maintain any Deposit Account with any Bank unless such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account. The requirements in the preceding two sentences shall not apply to Deposit Accounts (i) in which no Pledgor at any time maintains, or reasonably expects to maintain, a balance in excess of $100,000 or (ii) with a Bank at which the Pledgors do not at any time maintain, or reasonably expect to maintain, a balance in excess of $500,000 in the aggregate. At any time such requirements apply, the applicable Pledgor shall give notice thereof to the Collateral Agent in accordance with Section 13.2 of the Indenture and the Collateral Agent shall not be charged with any knowledge that such requirements are applicable unless such notice has been given. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. Each Pledgor agrees that once the Collateral Agent sends an instruction or notice to a Bank exercising its Control over any Deposit Account such Pledgor shall not give any instructions or orders with respect to such Deposit Account including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account. No Pledgor shall grant Control of any Deposit Account to any person other than the Collateral Agent and the First Lien Agent.

(c) Securities Accounts and Commodity Accounts. (i) As of the date hereof, no Pledgor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 13 to the Perfection Certificate. The Collateral Agent has a second priority security interest in each such Securities Account and Commodity Account, which security interest will be, in the case of Securities Accounts, upon the execution and delivery of a Securities Account Control Agreement with respect thereto (which execution and delivery is required to be effected within 180 days from the date hereof to the extent possible after using commercially reasonable efforts), perfected by Control. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. The requirements in the preceding two sentences shall not apply to Securities Accounts or Commodity Accounts (i) in which no Pledgor at any time maintains, or reasonably expects to maintain, assets with a fair market value in excess of $100,000 or (ii) with a Securities Intermediary or Commodity Intermediary at which the Pledgors do not at any time maintain, or reasonably expect to maintain, assets with a fair market value in excess of $500,000 in the aggregate. At any time such requirements apply, the applicable Pledgor shall give notice thereof to the Collateral Agent in accordance with Section 13.2 of the Indenture and the Collateral Agent shall not be charged with any knowledge that such requirements are applicable unless such notice has been given. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within three (3) Business Days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to Collateral Agent’s Control. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement

Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. Each Pledgor agrees that once the Collateral Agent sends an instruction or notice to a Securities Intermediary or Commodity Intermediary exercising its Control over any Securities Account and Commodity Account such Pledgor shall not give any instructions or orders with respect to such Securities Account and Commodity Account including, without limitation, instructions for investment, distribution or transfer of any Investment Property or financial asset maintained in such Securities Account or Commodity Account. No Pledgor shall grant Control over any Investment Property to any person other than the Collateral Agent and the First Lien Collateral Agent.

(ii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person.

(d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 10 to the Perfection Certificate. After the Discharge of First Lien Obligations (as defined in the Intercreditor Agreement), if any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as is reasonably necessary to vest in the Collateral Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $1,000,000 in the aggregate for all Pledgors. At any time such requirement applies, the applicable Pledgor shall give notice thereof to the Collateral Agent in accordance with Section 13.2 of the Indenture and the Collateral Agent shall not be charged with any knowledge that such requirements are applicable unless such notice has been given. The Pledgors may make alterations to the Electronic Chattel Paper or transferable record, provided that such alterations are permitted under Section 9-105 of the UCC or Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as determined by the Issuer, and unless an Event of Default has occurred and is continuing.

(e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Indenture. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $1,000,000 in the aggregate for all Pledgors. At any time such action is required, the applicable Pledgor shall give notice thereof to the Collateral Agent in accordance with Section 13.2 of the Indenture and the Collateral Agent shall not be charged with any knowledge that such requirement is applicable unless such notice has been given.

(f) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 12 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall promptly, and in any event within thirty (30) days, notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in such form and substance as is reasonably necessary to grant a security interest in such Commercial Tort Claim. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Collateral Agent does not have a security interest, does not exceed $1,000,000 in the aggregate for all Pledgors. At any time such requirement applies, the applicable Pledgor shall give notice thereof to the Collateral Agent in accordance with Section 13.2 of the Indenture and the Collateral Agent shall not be charged with any knowledge that such requirement is applicable unless such notice has been given.

(g) After-Acquired Real Estate Collateral. If any Pledgor shall at any time hold or acquire any Real Property that is not Excluded Collateral, such Pledgor shall deliver to the Collateral Agent a Mortgage with respect to such Real Property, duly executed by the appropriate Pledgor, together with such other information, agreements, opinions, policies or other instruments, each substantially in the same form as delivered to the Collateral Agent under Section 4.11 (with such other changes to take into account local law or as may be satisfactory to or requested by the Collateral Agent).

SECTION 3.5. Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Issuer which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Indenture, to execute and deliver to the Collateral Agent (a) a joinder agreement to this Agreement in the form of Exhibit 7 hereto and (b) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created and, in each case, upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such joinder agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as is reasonably necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1. Title. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Collateral Liens, such Pledgor owns and has rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others. In addition, no Liens or claims exist on the Securities Collateral, other than as permitted by Section 4.12 of the Indenture.

SECTION 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Pledged Collateral. The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Collateral Liens.

SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Subject to the definition of “Permitted Investments” in the Indenture, each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Collateral Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Collateral Agent hereunder.

SECTION 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the First Lien Agent pursuant to the First Lien Security Agreement or in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Collateral Lien with respect to such Lien or financing statements or public notices relating to the termination statements listed on Schedule 8 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Encumbrances.

SECTION 4.5. Location of Inventory and Equipment. It shall not move any Equipment or Inventory with a fair market value in excess of $1,000,000 in the aggregate to any location, other than any location that is listed in the relevant Schedules to the Perfection Certificate, unless it shall have given the Collateral Agent not less than 30 days’ prior written notice of its intention so to do, clearly describing such new location and confirming the attachment of the Lien and security interest created by this Agreement to the Collateral located in the new location, and confirming further that each Pledgor has executed and filed any instruments or statements necessary to create, preserve or perfect the Collateral Agent’s security interest in such relocated Collateral.

SECTION 4.6. Due Authorization and Issuance. All of the Pledged Securities issued by any Subsidiary of the Issuer existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities issued by any Subsidiary of the Issuer will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.

SECTION 4.7. Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8. Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

SECTION 4.9. Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and promptly after receipt thereof shall be paid to the Collateral Agent for application in accordance with Section 6.10 of the Indenture.

SECTION 4.10. Negative Pledge. No Pledgor shall (x) permit any Loan Party Intercompany Note to be subject to any Lien, pledge or security interest (other than the Liens in favor of the Administrative Agent pursuant to the First Lien Security Agreement for the benefit of the of the secured parties under the Credit Agreement) or (y) deliver any such Loan Party Intercompany Note to any person that is not owed money pursuant to such Loan Party Intercompany Note.

SECTION 4.11. Post-Closing Collateral Matters . The Issuer and each applicable Pledgor shall use commercially reasonable efforts to execute and deliver, in each case within 180 days after the date hereof, except to the extent any such security interest cannot be perfected with commercially reasonable efforts or this Agreement and the other Security Documents do not require the perfection of such security interest, as follows:

(1) the Control Agreements that are required to be delivered in accordance with Section 3.4 (b) and (c), duly executed by the appropriate parties;

(2) deeds of trust, trust deeds, deeds to secure debt, mortgages, in substantially the form of Exhibit H to the Credit Agreement (with such changes as may be satisfactory to the Collateral Agent and its counsel to account for local law matters) and encumbering each of the properties listed on Schedule 7(a) to the Perfection Certificate as real property to be mortgaged (together with each other mortgage delivered pursuant to this Section 4.11, in each case as may be amended, modified, restated or amended and restated from time to time, the “Mortgages”), duly executed by the appropriate Loan Party, together with:

a.	evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered by the applicable Pledgor that is the owner or holder of any interest in the Mortgaged Property and otherwise are in form suitable for filing or recording in all filing or recording offices reasonably necessary to create a valid second and subsisting Lien on the Mortgaged Property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid together with such certifications, affidavits, questionnaires or returns as shall be required in connection with the execution, recording and filing of each Mortgage,

b.	fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), together with customary endorsements and in an amount equal to not less than 105% of the fair market value of the Mortgaged Property issued, at standard rates, by title insurers, insuring the Mortgages to be valid second and subsisting Liens on the property described therein, free and clear of all defects, excepting only Permitted Encumbrances (other than mechanics’ and materialmen’s Liens) and providing for other customary affirmative insurance.

c.	American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than 60 days before the date of this Agreement, certified to the Collateral Agent and the issuer of the Mortgage Policies in a customary manner by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located, and which surveys shall be sufficient for the title company issuing the Mortgage Policies to review all standard survey exceptions from the Mortgage Policies,

d.	if not previously delivered to the Collateral Agent in connection with the Closing, evidence of the insurance required by the terms of the Mortgage,

e.	with respect to each Mortgaged Property, such affidavits, certificates and instruments of indemnification as shall be required to induce the title company to issue the Mortgage Policy/ies and endorsements contemplated above;

f.	with respect to each Mortgaged Property, copies of all material leases, subleases, occupancy agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Mortgaged Property in which any Pledgor holds a possessory interests, if any with respect to such Leases, Mortgagor shall take such action as shall be reasonably necessary to ensure validity of Section 3.5(x) of the Mortgages, provided Mortgagor has the right to effectuate such subordination under the terms of any such Lease.

g.	a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property located in the United States, together with (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Pledgor and (y) evidence of insurance with respect to those real properties containing buildings determined to be in a special flood hazard area; and

h.	the opinions, addressed to the Collateral Agent and the Secured Parties, of local counsel in each of the jurisdictions where Mortgaged Property is located, with respect to customary matters

(3) In the event that any Permitted Additional Pari Passu Obligations are incurred following the Issue Date, the Pledgors shall notify the Collateral Agent thereof in writing and take all such action as may be reasonably required to amend each then existing Mortgage in order to appropriately ensure that such Permitted Additional Pari Passu Obligations are secured equally and ratably with the Secured Obligations under the Indenture.

Neither the Collateral Agent nor the Trustee undertakes any responsibility whatsoever to determine whether any of the foregoing covenants in this Section 4.11 and the covenant in Section 4.14 have been satisfied, and neither shall have any liability whatsoever arising out of the failure of the Issuer or any of the Pledgors to satisfy such post-closing requirements, other than to take receipt of the Officers’ Certificate described in the next sentence. Within 180 days of the date hereof, the Issuer shall deliver to the Collateral Agent and the Trustee an Officers’ Certificate (upon which the Trustee and Collateral Agent shall be fully protected in relying), certifying that (i) the deliverables indicated above in this Section 4.11 are substantially similar in form and substance to those delivered to the Administrative Agent (other than the subordination provisions contained therein) and (ii) the post-closing covenants set forth in Section 4.11 and the covenant set forth in Section 4.14 have been satisfied.

SECTION 4.12. Notice of Changes. No Pledgor shall effect any change in (i) its legal name, (ii) in the location of its chief executive office, (iii) in its identity or organizational structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent not less than 15 days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) it shall have taken all action reasonably necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral, if applicable.

SECTION 4.13. No Impairment of the Security Interests. No Pledgor shall take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Pledged Collateral.

SECTION 4.14. Charter Covenant and Representation. Within 180 days after the date hereof, any Pledgor that as of the date hereof has the provision listed in Section 102(b)(2) of the Delaware General Corporation Law in its certificate of incorporation will amend, to the extent permitted by law, such certificate to delete such provision. Except for the clauses referenced in the prior sentence, the Pledgors represent and warrant that none of them has the provision listed in Section 102(b)(2) of the Delaware General Corporation Law or any similar provision under any other law in its certificate of incorporation or comparable governing document and covenant that they will not put any such provision in any such document.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and, in the case of any Pledged Securities or Intercompany Notes (other than Loan Party Intercompany Notes) having a face value in excess of

$1,000,000 in the aggregate at any one time outstanding or any Equity Interests of a Subsidiary promptly (but in any event within thirty (30) days after receipt thereof) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2. Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Indenture or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

(ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five days after receipt thereof) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default:

(i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3. Defaults, etc. Each Pledgor hereby represents and warrants that (i) such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, (ii) no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and (iii) as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents that have been delivered to the Collateral Agent and certificates representing such Pledged Securities that have been delivered to the Administrative Agent for the benefit of the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

(a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organization Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2. Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (v) not license any Material Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Material Intellectual Property Collateral or the Lien on and security interest in the Material Intellectual Property Collateral created therein hereby, (vi) diligently keep adequate records respecting all Material Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time request.

SECTION 6.3. After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, or if any intent-to use trademark application is no longer subject to clause (e) of the definition of Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. To the extent that the foregoing relates to Material Intellectual Property Collateral, each Pledgor shall promptly provide to the Collateral Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in form reasonably necessary to grant such a security interest to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Material Intellectual Property Collateral. Further, each Pledgor agrees to modify this Agreement by amending Schedules 11(a) and 11(b) to the Perfection Certificate to include any Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.

SECTION 6.4. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 7.7 of the Indenture. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.2. Legend. Each Pledgor shall legend, at the request of the Collateral Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 7.3. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business or otherwise for a valid business purpose consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business or otherwise for a valid business purpose consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables.

SECTION 7.4. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including reasonable and documented attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

SECTION 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as expressly permitted by the Indenture.

ARTICLE IX

REMEDIES

SECTION 9.1. Remedies. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may, but shall not be obligated to, from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;

(vi) Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 9.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, except damages resulting from the gross negligence or willful misconduct of the Collateral Agent as determined by the final judgment of a court of competent jurisdiction, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4. Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) [Reserved].

(d) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall determine and inform the Collateral Agent of the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured

Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5. No Waiver; Cumulative Remedies.

(a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Security Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof; provided that such assignments shall cease to be valid and shall become void at such time as all Events of Default have been cured or waived in accordance with the Indenture. Within five (5) Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.

SECTION 9.7. Regarding FCC Licenses (a) No Secured Party shall have the right under this Agreement to assume operational control of any FCC License except in compliance with the Federal Communications Act of 1934, as amended, and all relevant rules, regulations and published policies of the FCC (collectively, “Communications Laws”). No action shall be taken by any Secured Party with respect to any item of Pledged Collateral unless and until all applicable requirements (if any) of the Communications Laws have been satisfied with respect to such action and there shall have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC.

(b) At any time after the occurrence and during the continuance of an Event of Default, to the extent permitted by the FCC, each Pledgor shall take all lawful action that a Secured Party may reasonably request in the exercise of its rights and remedies hereunder, which include the right to require any Pledgor to transfer or assign the FCC Licenses held by it to any party or parties to facilitate an arms-length public or private sale for the benefit of a Secured Party. In furtherance of this right, each Pledgor shall (i) cooperate fully with the Secured Party in obtaining all approvals and consents from the FCC, any other Governmental Authority, and any third parties that a Secured Party may deem necessary or advisable to accomplish any such transfer or assignment of the FCC Licenses, and (ii) prepare, execute and file with the FCC and any other Governmental Authority any application, request for consent, certificate or instrument that the Secured Party may deem necessary or advisable to accomplish any such transfer or assignment of the FCC Licenses. If, promptly after request therefor from the Collateral Agent, any Pledgor fails to execute such applications, requests for consent, certificates or instruments, the clerk of any court that has jurisdiction over this Agreement may, upon an ex parte request by a Secured Party, execute and file the same on behalf of such Pledgor for purposes of placing such request before the FCC, to the extent permitted by the FCC.

SECTION 9.8. Actions of Collateral Agent The Applicable Authorized Representative shall direct the Collateral Agent in exercising any right, power, discretionary duty or other remedy available to the Collateral Agent under this Agreement or any Security Document and the other Secured Parties shall not have a right to take any actions with respect to the Collateral. If the Collateral Agent shall not have received appropriate instruction within 10 days of a request therefor from the Applicable Authorized Representative (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Secured Parties and the Collateral Agent shall have no liability to any Person for such action or inaction. “Applicable Authorized Representative” shall mean (i) the Trustee so long as the Obligations under the Notes and the Indenture constitute Secured Obligations hereunder, and (ii) thereafter, the Additional Pari Passu Agent representing the series of Indebtedness secured hereby with the greatest outstanding aggregate principal amount.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1. Application of Proceeds. (a) The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows:

(i) first, to amounts owing to the holders of the First Lien Obligations until the Discharge of First Lien Obligations (as such term is defined in the Intercreditor Agreement);

(ii) second, to amounts owing to the Collateral Agent in its capacity as such in accordance with the terms of the Indenture and to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture

(iii) third, to amounts owing to any Additional Pari Passu Agent in its capacity as such in accordance with the terms of such Additional Pari Passu Agreement;

(iv) fourth, ratably to amounts owing to the holders of Secured Obligations in accordance with the terms of the Indenture and Additional Pari Passu Agreements; and

(v) fifth, to the Issuer and/or other persons entitled thereto.

(b) In making the determination and allocations required by this Section 10.1, the Collateral Agent may conclusively rely upon information supplied by the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Permitted Additional Pari Passu Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.

(c) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 10.1.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Concerning Collateral Agent.

(a) The Collateral Agent has been appointed as collateral agent pursuant to the Indenture. The actions of the Collateral Agent hereunder are subject to the provisions of the Indenture. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Indenture. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign in the manner provided in the Indenture. A successor Collateral Agent may be appointed in the manner provided in the Indenture and, as applicable, in the manner provided in each Additional Pari Passu Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

(e) Anything herein contained to the contrary notwithstanding, (i) each Pledgor shall remain liable under this Agreement and under each of the underlying contracts to which such Pledgor a party described herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent or the Holders of any of their rights, remedies or powers hereunder shall not release any Pledgor from any of its duties or obligations under this Agreement or such underlying contracts described herein and (iii) neither the Trustee or the Collateral Agent shall have any obligation or liability under such underlying contracts by reason of or arising out of this Agreement, nor shall the Noteholders, the Trustee or the Collateral Agent be obligated to perform any of the obligations or duties of any of the Pledgors hereunder or any of the contracts described herein.

(f) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent. Nor shall the Collateral Agent be responsible for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(g) The Collateral Agent shall be under no obligation to exercise any of its rights or powers vested in it by this Agreement, at the request, order or direction of any Holders, pursuant to the provisions of this Agreement, unless such Holders shall have offered to the Collateral Agent reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities (including, without limitation, attorneys’ fees) which might be incurred therein or thereby, in accordance with the provisions of the Indenture.

(h) In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any duty for the benefit of another, which in the Collateral Agent’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Collateral Agent shall not be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for any real property to be possessed, owned, operated or managed by any person (including the Collateral Agent, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall direct the Collateral Agent to appoint an appropriately qualified person (excluding the Collateral Agent who such Holders shall designate to possess, own, operate or manage, as the case may be, such real property.

(i) In acting under and by virtue of this Agreement, the Collateral Agent shall have all of the rights, protections and immunities granted to the Collateral Agent and the Trustee under the Indenture (including but not limited to the right to be indemnified under Section 7.07), and all such rights, protections and immunities are incorporated by reference herein, mutatis mutandis.

SECTION 11.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If, after an Event of Default has occurred and is continuing, any Pledgor shall fail to perform promptly upon receipt of notice from the Collateral Agent any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Indenture. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 7.7 of the Indenture. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 11.4. Termination; Release. When all the Secured Obligations have been paid in full (other than contingent liabilities not then due and payable), this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Indenture, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

The Liens securing the Secured Obligations securing the Notes will be released, in whole or in part, as provided in Section 10.3 of the Indenture.

The Liens securing Permitted Additional Pari Passu Obligations of any series will be released, in whole or in part, as provided in Additional Pari Passu Agreement governing such obligations.

SECTION 11.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture, each Additional Pari Passu Agreement and unless in writing and signed each of the parties hereto and in compliance with the terms of the Intercreditor Agreement (including, without limitation, Section 8.3 thereof). The Collateral Agent shall be entitled to receive an Opinion and Officers’ Certificate stating that such amendment, modification, supplement or waiver is authorized or permitted by the Indenture, this Security Agreement, the Intercreditor Agreement and any Additional Pari Passu Agreement, and that all conditions precedent to the execution of such have been satisfied. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations including any Additional Pari Passu Agreement, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6. Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture, as to the Collateral Agent, addressed to it at the address set forth in the Indenture, as to any Additional Pari Passu Agent, addressed to is at the address set forth in the applicable Additional Pari Passu Joinder Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6. In addition to the foregoing, the Collateral Agent shall have the benefits accorded to the Trustee in Section 13.2 of the Indenture.

SECTION 11.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Section 13.8 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 11.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11. No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Taxes on the Pledged Collateral or any part thereof.

SECTION 11.12. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13. No Release. Nothing set forth in this Agreement or any other Security Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture, the other Security Documents and any Additional Pari Passu Agreement, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Indenture, the other Security Documents and any Additional Pari Passu Agreement.

SECTION 11.14. Permitted Additional Pari Passu Obligations. On or after the Issue Date, the Issuer may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by the chief financial officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement, (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee) and (iv) stating that the Pledgors have complied with their obligations under Section 3.4; (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit 6 hereto), (c) an Officers’ Certificate to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture and each then extant Additional Pari Passu Agreement (upon which the Collateral Agent may conclusively and exclusively rely) and (d) evidence that the Additional Pari Passu Agent for the applicable series of Permitted Additional Pari Passu Obligations has entered into an agency agreement with the Collateral Agent that is acceptable to the Collateral Agent, acting in its sole discretion.

Notwithstanding the delivery of the Additional Pari Passu Joinder Agreement set forth above, the Collateral Agent shall not be obligated to act as Collateral Agent for any New Secured Parties (as such term is defined in Exhibit 6 hereto) whatsoever or to execute any document whatsoever (including any agency agreement) if in the sole judgment of the Collateral Agent doing so would impose, purport to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability for which the Collateral Agent is not in its sole discretion fully protected. In no event shall the Collateral Agent be subject to any document that it has not executed. The Additional Pari Passu Joinder Agreement shall not be effective until it has been accepted in writing by the Collateral Agent.

SECTION 11.15. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the Indenture or any Security Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any Additional Pari Passu Agreement or any Security Document, or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture, any Additional Pari Passu Agreement or any Security Document, or any other agreement or instrument relating thereto except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 11.16. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Collateral Agent hereunder are subordinated and subject to the provisions of that certain Intercreditor Agreement, dated as of December 1, 2009, among Salem Communications Corporation, the other Pledgors from time to time party thereto, Bank of America, N.A., in its capacity as the initial First Lien Agent, and The Bank of New York Mellon Trust Company, N.A., in its capacity as the initial Second Lien Collateral Agent thereunder. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECTION 11.17. Delivery to Collateral Agent Generally. To the extent any information, agreement, certificates or other document to be delivered or provided to the Collateral

Agent under this Agreement has to be satisfactory to the Collateral Agent, any information, agreement, certificates or other document substantially similar in form and substance to any corresponding information, agreement, certificates or other document delivered to the Administrative Agent shall be deemed to be reasonably satisfactory to the Collateral Agent. The Collateral Agent shall not be required to make any request hereunder without the instructions of the holder of the Secured Obligations in accordance with the Indenture and any Additional Pari Passu Debt Documents. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

SALEM COMMUNICATIONS CORPORATION,
as Pledgor

By:	/s/ Christopher J. Henderson
Name: Christopher J. Henderson
Title: Vice President and Secretary

INSPIRATION MEDIA OF TEXAS, LLC
ONEPLACE, LLC
SALEM MEDIA GROUP, LLC
SALEM MEDIA OF ILLINOIS, LLC
SALEM MEDIA OF NEW YORK, LLC
SALEM RADIO OPERATIONS, LLC
SALEM SATELLITE MEDIA, LLC
SCA-PALO ALTO, LLC
as Guarantors and Pledgors

By:	SCA LICENSE CORPORATION
as Managing Member

By:	/s/ Christopher J. Henderson
Name: Christopher J. Henderson
Title: Vice President and Secretary

BISON MEDIA, INC.
CARON BROADCASTING, INC.
CCM COMMUNICATIONS, INC.
COMMON GROUND BROADCASTING, INC.
INSPIRATION MEDIA, INC.
NEW INSPIRATION BROADCASTING COMPANY, INC.
NI ACQUISITION CORP.
PENNSYLVANIA MEDIA ASSOCIATES, INC.
REACH SATELLITE NETWORK, INC.
SALEM COMMUNICATIONS HOLDING CORPORATION
SALEM CONSUMER PRODUCTS, INC.
SALEM INVESTMENT CORPORATION
SALEM MEDIA OF COLORADO, INC.
SALEM MEDIA OF HAWAII, INC.
SALEM MEDIA OF KENTUCKY, INC.
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF TEXAS, INC.
SALEM MEDIA OF VIRGINIA, INC.
SALEM MEDIA REPRESENTATIVES, INC.
SALEM RADIO NETWORK INCORPORATED
SALEM RADIO PROPERTIES, INC.
SCA LICENSE CORPORATION
SCHC LUBBOCK APPLICATION, INC.
SOUTH TEXAS BROADCASTING, INC.
SRN NEWS NETWORK, INC. as Guarantors and Pledgors

By:	/s/ Christopher J. Henderson
Name: Christopher J. Henderson
Title: Vice President and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent

By:	/s/ John (Alex) Briffett
Name: John (Alex) Briffett
Title: Authorized Signatory

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of (a) that certain First Lien Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Security Agreement”), dated as of December 1, 2009, made by SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party thereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”), and (b) that certain Second Lien Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”; and together with the First Lien Security Agreement, the “Security Agreements”), dated as of December 1, 2009, made by the Borrower, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as second lien collateral agent (in such capacity and together with any successors in such capacity, the “Second Lien Collateral Agent”; and together with the Administrative Agent, the “Agents”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreements), (ii) agrees promptly to note on its books the security interests granted to the Agents and confirmed under the Security Agreements, (iii) agrees that it will comply with instructions of the Administrative Agent or, following the receipt by it of a Notice of Termination of First Lien Obligations in the form of Annex A hereto from the Administrative Agent, the Second Lien Collateral Agent, with respect to the applicable Securities Collateral (including all Equity Interests of the undersigned) without further consent by the applicable Pledgor, (iv) agrees to notify the Agents upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Agents therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreements in connection with the (a) registration of any Securities Collateral thereunder in the name of the Administrative Agent or, following the receipt by it of a Notice of Termination of First Lien Obligations in the form of Annex A hereto, the Second Lien Collateral Agent, or their respective nominees or (b) the exercise of voting rights by the Administrative Agent or, following the receipt by it of a Notice of Termination of First Lien Obligations in the form of Annex A hereto, the Second Lien Collateral Agent, or their respective nominees.

[ ]

By:
Name:
Title:

ANNEX A

[Name of Issuer]

[Address]

[                                    ]

Re: Notice of Termination of Second Lien Obligations

Ladies and Gentlemen:

You are hereby notified that the Second Lien Security Agreement has been terminated. Capitalized terms used but not defined herein shall have the meanings set forth in the Issuer’s Acknowledgement, dated as of [                    ], 2009, by the Issuer issued pursuant to (a) that certain Security Agreement dated as of December 1, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Security Agreement”), among SALEM COMMUNICATIONS CORPORATION, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”), and (b) that certain Second Lien Security Agreement dated as of December 1, 2009, (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”; and together with the First Lien Security Agreement, the “Security Agreements”), among the Borrower, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as second lien collateral agent (in such capacity and together with any successors in such capacity, the “Second Lien Collateral Agent”).

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Collateral Agent

By:
Name:
Title:

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Collateral Agent hereunder are subordinated and subject to the provisions of that certain Intercreditor Agreement, dated as of December 1, 2009 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Salem Communications Corporation, the other Pledgors from time to time party thereto, Bank of America, N.A., in its capacity as the initial First Lien Agent, and The Bank of New York Mellon Trust Company, N.A., in its capacity as the initial Second Lien Collateral Agent thereunder. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

This Securities Pledge Amendment, dated as of [                    ], is delivered pursuant to Section 5.1 of the Second Lien Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Security Agreement), dated as of December 1, 2009, made by SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the “Issuer”), the Guarantors party thereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Second Lien Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ],
as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

By:
Name:
Title:

EXHIBIT 3

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of [                    ], 2009 by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Second Lien Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Second Lien Security Agreement and used herein have the meaning given to them in the Second Lien Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Copyrights of such Pledgor listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Second Lien Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Second Lien Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Second Lien Security Agreement, the provisions of the Second Lien Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Second Lien Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. This Copyright Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Copyright Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Collateral Agent hereunder are subordinated and subject to the provisions of that certain Intercreditor Agreement, dated as of December 1, 2009 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Salem Communications Corporation, the other Pledgors from time to time party thereto, Bank of America, N.A., in its capacity as the initial First Lien Agent, and The Bank of New York Mellon Trust Company, N.A., in its capacity as the initial Second Lien Collateral Agent thereunder. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS][1]

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

By:
Name:
Title:

[1]	This document needs only to be executed by the Issuer and/or any Guarantor which owns a pledged Copyright.

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

EXHIBIT 4

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of [                    ], 2009 by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Second Lien Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Second Lien Security Agreement and used herein have the meaning given to them in the Second Lien Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Patents of such Pledgor listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Second Lien Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Second Lien Security

Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Second Lien Security Agreement, the provisions of the Second Lien Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Second Lien Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. This Patent Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Patent Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Collateral Agent hereunder are subordinated and subject to the provisions of that certain Intercreditor Agreement, dated as of December 1, 2009 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Salem Communications Corporation, the other Pledgors from time to time party thereto, Bank of America, N.A., in its capacity as the initial First Lien Agent, and The Bank of New York Mellon Trust Company, N.A., in its capacity as the initial Second Lien Collateral Agent thereunder. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

EXHIBIT 5

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of [            ], 2009 by [            ] and [            ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Second Lien Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Second Lien Security Agreement and used herein have the meaning given to them in the Second Lien Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Trademarks of such Pledgor listed on Schedule I2 attached hereto;

(b) all Goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the

[2]	Should include same Trademarks listed on Schedule 11(a) of the Perfection Certificate.

Collateral Agent pursuant to the Second Lien Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Second Lien Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Second Lien Security Agreement, the provisions of the Second Lien Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Second Lien Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. This Trademark Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Trademark Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Collateral Agent hereunder are subordinated and subject to the provisions of that certain Intercreditor Agreement, dated as of December 1, 2009 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among Salem Communications Corporation, the other Pledgors from time to time party thereto, Bank of America, N.A., in its capacity as the initial First Lien Agent, and The Bank of New York Mellon Trust Company, N.A., in its capacity as the initial Second Lien Collateral Agent thereunder. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

EXHIBIT 6

[Form of]

ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of December 1, 2009 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among Salem Communications Corporation, the other Pledgors party thereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent (the “Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;

(ii) acknowledges that the New Secured Parties have received a copy of the Security Agreement;

(iii) irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges the terms of Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement and the other Security Documents applicable to holders of Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.

The name and address of the representative for purposes of Section 11.6 of the Security Agreement are as follows:

[name and address of Additional Pari Passu Agent]

Section 13.8 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the      day of                     , 20    .

[NAME]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Additional Pari Passu Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties, subject to the terms of the [agency agreement, dated as of                     ].

The Bank of New York Mellon Trust Company, N.A., as Collateral Agent

By:
Name:
Title:

EXHIBIT 7

[Form of]

JOINDER AGREEMENT

Reference is made to the Second Lien Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 1, 2009, made by SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the “Issuer”), the Guarantors party thereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as collateral agent pursuant to the Indenture (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                    ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Article X of the Indenture to the same extent that it would have been bound if it had been a signatory to the Indenture on the execution date of the Indenture. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement.

Annexed hereto are supplements to each of the schedules to the Perfection Certificate with respect to the New Pledgor.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

Section 13.8 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Collateral Agent

By:
Name:
Title:

[Schedules to be attached]

EXHIBIT 8

[Form of]

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain First Lien Security Agreement dated as of December 1, 2009 (the “Security Agreement”), between Salem Communications Corporation, a Delaware corporation (“Borrower”), the Guarantors party thereto (collectively, the “Guarantors”) and Bank of America, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Administrative Agent”) (ii) that certain Second Lien Security Agreement dated as of December 1, 2009 (the “Second Lien Security Agreement” and together with the Security Agreement, the “Security Agreements” and each a “Security Agreement”) between Borrower, the Guarantors and The Bank of New York Mellon Trust Company, N.A., in its capacity as second lien collateral agent pursuant to the Indenture (as hereinafter defined), as pledgee, assignee and secured party, (in such capacities and together with any successors in such capacities, the “Second Lien Collateral Agent”), (iii) that certain Credit Agreement dated as of December 1, 2009 among the Borrower, the Guarantors, the Administrative Agent and certain other parties thereto and (iv) that certain Indenture dated as of December 1, 2009 among the Borrower, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

As used herein, the term “Companies” means Borrower and each of its Subsidiaries.

The undersigned hereby certify to the Administrative Agent and the Second Lien Collateral Agent as follows:

1. Names.

(a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time between December 1, 2004 and the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.

3. Extraordinary Transactions. Except for purchases, acquisitions or other transactions with a fair market value of less than $1,000,000, all of the Collateral acquired in the past five years has been originated by each Company in the ordinary course of business, consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind or has been acquired in a transaction described in Schedule 3 attached hereto.

4. File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of file search reports from the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(d) relating to any of the transactions described in Schedule 1(c). A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Administrative Agent.

5. UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the Security Agreements, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 , (ii) the appropriate filing offices for the filings described in Schedule 11(c), (iii) the appropriate filing offices for the Mortgages and fixture filings relating to the Mortgaged Property set forth in Schedule 7(a) and (iv) any filings other than those described in clauses (i), (ii) and (iii) above required under the Credit Agreement or the Security Agreements to create, preserve, protect and perfect the security interests in the Collateral granted to the Administrative Agent on the Closing Date pursuant to the Collateral Documents.

7. Real Property. Attached hereto as Part I of Schedule 7(a) is a list of all (i) real property owned by each Company located in the United States as of the Closing Date, (ii) real property to be encumbered by a Mortgage and fixture filing, which real property includes all real property owned by each Company as of the Closing Date having a value in excess of $2,000,000 (such real property, the “Mortgaged Property”), (iii) common names, addresses and uses of each Mortgaged Property (describing material improvements located thereon) and (iv) other information relating thereto required by such Schedule. Attached hereto as Part II of Schedule 7(a) is a list of all (i) material real property leased by each Company located in the United

States as of the Closing Date, (ii) common names, addresses and uses of each Mortgaged Property (describing material improvements located thereon) and (iii) other information relating thereto required by such Schedule. Except as described in Schedule 7(b) attached hereto: (i) no Company has entered into any leases, subleases, tenancies or other occupancy arrangements as owner, lessor or sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 7(a) and (ii) no Company has any Leases relating to real property that is material to the Companies, taken as a whole, which require the consent of the landlord, tenant or other party thereto to the Transaction.

8. Termination Statements. Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 4 hereto with respect to each Lien described in the file search reports referred to in Section 4 above.

9. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of all of the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interests of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreements. Set forth in Schedule 9(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under the Security Agreements.

10. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the date hereof, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under the Security Agreements.

11. Intellectual Property. (a) Attached hereto as Schedule 11(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in each Security Agreement) applied for or registered with the United States Patent and Trademark Office, and all other Patents and Trademarks (each as defined in each Security Agreement), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each Patent or Trademark owned by each Company.

(b) Attached hereto as Schedule 11(b) is a schedule setting forth all of each Company’s United States Copyrights (each as defined in each Security Agreement), and all other Copyrights, including the name of the registered owner and the registration number of each Copyright owned by each Company.

(c) Attached hereto as Schedule 11(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses (other than Trademark Licenses entered into by any Company from time to time in connection with event promotions that yield or are expected to yield no more than de minimis revenues to such Company), whether or not recorded with the USPTO or USCO, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

(d) Attached hereto as Schedule 11(d) in proper form for filing with the United States Patent and Trademark Office (the “USPTO”) and United States Copyright Office (the “USCO”) are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth in Schedule 11(a), Schedule 11(b), and Schedule 11(c), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in each Security Agreement) held by each Company, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Security Agreements.

13. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 13 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in each Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to the Security Agreements.

14. Letter-of-Credit Rights. Attached hereto as Schedule 14 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreements.

15. Insurance. Attached hereto as Schedule 15 is a copy of the insurance certificate with a true and correct list of all insurance policies of the Companies.

16. Other Collateral. Attached hereto as Schedule 16 is a true and correct list of all of the following types of collateral, if any, owned or held by each Company: (a) each agreement and contract with any Governmental Authority with an annual value in excess of $100,000, (b) all FCC licenses and (c) all aircraft and airplanes, stating in each case, if such types of collateral are required to be pledged pursuant to the Security Agreements. The undersigned covenants that within 5 days of the date hereof, unless such requirement is waived or extended by the Administrative Agent in its sole discretion, it shall deliver to the Administrative Agent the schedule described in the clause (b) of this Section 16 to the extent not delivered to the Administrative Agent on or before the date hereof.

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IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this 1st day of December, 2009.

SALEM COMMUNICATIONS CORPORATION

By:
Name:
Title:

[Each of the Guarantors]

By:
Name:
Title:

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation

Schedule 1(b)

Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change

Schedule 1(c)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Corporate Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years

Schedule 2

Chief Executive Offices

Company/Subsidiary	Address	County	State

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 4

File Search Reports

Company/Subsidiary	Search Report dated	Prepared by	Jurisdiction

See attached.

Schedule 5

Copy of Financing Statements To Be Filed

See attached.

Schedule 6

Filings/Filing Offices

Type of Filing	Entity	Applicable Collateral Document Mortgage, Security Agreement or Other	Jurisdictions

Schedule 7(a)

Real Property

I. Owned Real Property

Entity of Record	Common Name and Address	Purpose/ Use	Improvements Located on Real Property	Approximate Square Footage	Legal Description (if Encumbered by Mortgage and/or Fixture Filing)	To be Encumbered by Mortgage and Fixture Filing	Option to Purchase/ Right of First Refusal
[ ]	[ ] [COUNTY, STATE]	[ ]	[ ]	[ ]	[See Schedule A to Mortgage and/or fixture filing encumbering this property.]	[YES/NO]	[YES/NO]

II. Leased or Other Interests in Real Property

Entity of Record	Common Name and Address	Landlord / Owner	Description of Lease or Other Documents Evidencing Interest	Purpose/ Use	Improvements Located on Real Property	Approximate Square Footage	Legal Description (if Encumbered by Mortgage and/or Fixture Filing)	To be Encumbered by Mortgage	To be Encumbered by Fixture Filing	Option to Purchase/ Right of First Refusal
[ ]	[ ] [COUNTY, STATE]	[ ]	[ ]	[ ]	[ ]	[ ]	[See Schedule A to Mortgage and/or fixture filing encumbering this property.]	[YES/NO]	[YES/NO]	[YES/NO]

Schedule 7(b)

Required Consents; Company Held Landlord’s/ Grantor’s Interests

I. Landlord’s / Grantor’s Consent Required

1. [LIST EACH LEASE OR OTHER INSTRUMENT WHERE LANDLORD’S / GRANTOR’S CONSENT IS REQUIRED].

II. Leases, Subleases, Tenancies, Franchise Agreements, Licenses or Other Occupancy Agreements Pursuant to which any Company holds Landlord’s / Grantor’s Interest

1. [LIST EACH LEASE OR OTHER INSTRUMENT WHERE COMPANY HOLDS LANDLORD’S / GRANTOR’S INTEREST]

Schedule 8(a)

Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

Schedule 8(b)

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number

Schedule 9

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 10

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged [Yes/No]

2.	Chattel Paper:

Description	Pledged [Yes/No]

Schedule 11(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

OTHER PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	COUNTRY/STATE	TRADEMARK

Schedule 11(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

OTHER COPYRIGHTS

Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Schedule 11(c)

Intellectual Property Licenses

Patent Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Trademark Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Copyright Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Schedule 11(d)

Intellectual Property Filings

Schedule 12

Commercial Tort Claims

Description	Pledged [Yes/No]

Schedule 13

Deposit Accounts

Owner	Type Of Account	Bank	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Securities Accounts

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Commodity Accounts

Owner	Type Of Account	Intermediary	Account Numbers	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement

Schedule 14

Letter of Credit Rights

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date	Subject to Control Requirement [Yes/No]

Schedule 15

Insurance

Schedule 16

Other Collateral

(a) Agreements and Contracts with Governmental Authorities

Description	Pledged [Yes/No]

(b) FCC Licenses

Description	Pledged [Yes/No]

(c) Aircraft and Airplanes

Description	Pledged [Yes/No]